SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) December 29, 1999


                       ADVANCED MACHINE VISION CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


                 0-20097                                  33-0256103
        (Commission File Number)               (IRS Employer Identification No.)

        3709 Citation Way #102
            Medford, Oregon                                  97504
(Address of principal executive offices)                   (Zip Code)

                                  541-776-7700
              (Registrant's telephone number, including area code)



                            Total Number of Pages: 2


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Item 5.      Other Events

             Repurchase of Common Stock: On December 29, 1999, the Board of Directors of Advanced Machine Vision Corporation ("AMV" or the "Company") authorized the Company to purchase from time to time approximately one million shares of its common stock on the open market.

Item 7.      Financial Statements and Exhibits

             None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ADVANCED MACHINE VISION CORPORATION



Date:  January 5, 2000                       By:   /s/ Alan R. Steel
                                             -----------------------------------
                                             Vice President, Finance and
                                             Chief Financial Officer